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                                                                    Exhibit 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 21, 1998 accompanying the financial statements of VWSC Corporation (formerly Vision World, Inc.) for each of the three years ended January 3, 1998, included in the Form 8-K/A, filed October 13, 1998, of Vision Twenty-One, Inc. which is incorporated by reference into the Vision Twenty-One Registration Statement on Form S-1 (No. 333-51437) as amended by post effective amendment No. 2 on Form S-3, filed on December 9, 1998. We consent to the incorporation by reference in the above mentioned Registration Statement of the aforementioned report.



/s/ Divine, Scherzer & Brody, Ltd.


Minneapolis, Minnesota
December 8, 1998